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                                  Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Western Water Company:


We consent to incorporation by reference in the registration statements (Nos. 333-28759, 333-19595, 333-10367, 33-47606, 33-64750, 33-74278, 33-80137 and
33-88062) on Form S-3 of Western Water Company of our report dated May 15, 1998, relating to the consolidated balance sheets of Western Water Company and subsidiaries as of March 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the March 31, 1998 Annual Report on Form 10-K of Western Water Company.




                                                   /s/ KPMG PEAT MARWICK LLP
                                                   -----------------------------
                                                   KMPG Peat Marwick LLP


San Diego, California
June 4, 1998